PARTICIPATION AGREEMENT

Among

PHL VARIABLE INSURANCE COMPANY,

PHOENIX LIFE AND ANNUITY COMPANY,

PIMCO VARIABLE INSURANCE TRUST,

and

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

THIS AGREEMENT, dated as of the 1st day of May, 2006, by and among PHL Variable Insurance Company and Phoenix Life and Annuity Company (the “Company”), each a Connecticut life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to as the “Account”), PIMCO Variable Insurance Trust (the “Fund”), a Delaware statutory trust, and Allianz Global Investors Distributors LLC (the “Underwriter”), a Delaware limited liability company.

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the “Variable Insurance Products”) to be offered by insurance companies which have entered into participation agreements with the Fund and Underwriter (“Participating Insurance Companies”);

WHEREAS, the shares of beneficial interest of the Fund are divided into several series of shares, each designated a “Portfolio” and representing the interest in a particular managed portfolio of securities and other assets;

WHEREAS, the Fund has obtained an order (PIMCO Variable Insurance Trust, et al., Investment Company Act Rel. Nos. 22994 (Jan. 7, 1998) (Notice) and 23022 (Feb. 9, 1998)(Order)) from the Securities and Exchange Commission (the “SEC”) granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the “1940 Act”) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, if and to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the “Mixed and Shared Funding Exemptive Order”);

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, Pacific Investment Management Company LLC (the “Adviser”), which serves as investment adviser to the Fund, is duly registered as an investment adviser under the federal Investment Advisers Act of 1940, as amended;

WHEREAS, the Company has issued or will issue certain variable life insurance and/or variable annuity contracts supported wholly or partially by the Account (the “Contracts”), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement;

WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts;

WHEREAS, the Underwriter, which serves as distributor to the Fund, is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Advisor Class shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the “Designated Portfolios”) on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

ARTICLE I. Sale of Fund Shares

1.1. The Fund has granted to the Underwriter exclusive authority to distribute the Fund’s shares, and has agreed to instruct, and has so instructed, the Underwriter to make available to the Company for purchase on behalf of the Account Fund shares of those Designated Portfolios selected by the Underwriter. Pursuant to such authority and instructions, and subject to Article X hereof, the Underwriter agrees to make available to the Company for purchase on behalf of the Account, shares of those Designated Portfolios listed on Schedule A to this Agreement, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) Fund series (other than those listed on Schedule A) in existence now or that may be established in the future will be made available to the Company only as the Underwriter may so provide, and (ii) the Board of Trustees of the Fund (the “Board”) may suspend or terminate the offering of Fund shares of any Designated Portfolio or class thereof, or liquidate any Designated Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith, suspension, termination or liquidation is necessary in the best interests of the shareholders of such Designated Portfolio.

1.2. The Fund shall redeem, at the Company’s request, any full or fractional Designated Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Company shall not redeem Fund shares attributable to Contract owners except in the circumstances permitted in Section 10.3 of this Agreement, and (ii) the Fund may delay redemption of Fund shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

1.3. Purchase and Redemption Procedures

(a) The Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Designated Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt and acceptance of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC (a “Business Day”) by the Company as such limited agent of the Fund prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund Prospectus (which as of the date of execution of this Agreement is 4:00 p.m. Eastern Time) shall constitute receipt and acceptance by the Fund on that same Business Day, provided that the Fund or its designated agent receives notice of such request by 9:00 a.m. Eastern Time on the next following Business Day.

(b) The Company shall pay for shares of each Designated Portfolio on the same day that it notifies the Fund of a purchase request for such shares. Payment for Designated Portfolio shares shall be made in federal funds transmitted to the Fund by wire to be received by the Fund by 4:00 p.m. Eastern Time on the Business Day the Fund is notified of the purchase request for Designated Portfolio shares (which request may be net of redemptions of shares). If federal funds are not received on time, such funds will be invested, and Designated Portfolio shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Fund’s request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

(c) Payment for Designated Portfolio shares redeemed by the Account or the Company shall be made in federal funds transmitted by wire to the Company or any other designated person on the next Business Day after the Fund is properly notified of the redemption order of such shares (which order shall be net of any purchase orders) except that the Fund reserves the right to redeem Designated Portfolio shares in assets other than cash and to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any Rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then current prospectus and/or statement of additional information (“SAI”). The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

(d) Any purchase or redemption request for Designated Portfolio shares held or to be held in the Company’s general account shall be effected at the net asset value per share next determined after the Fund’s receipt of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund Prospectus.

(e) The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a

“Legally Required Redemption”), (iii) upon 45 days prior written notice to the Fund and the Underwriter, as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act, but only if a substitution of other securities for the shares of the Designated Portfolios is consistent with the terms of the Contracts, or (iv) as permitted under the terms of the Contracts. Upon request, the Company will promptly furnish to the Fund reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Designated Portfolio that was otherwise available under the Contracts without first giving the Fund 45 days notice of its intention to do so.

1.4. The Fund shall use its best efforts to make the net asset value per share for each Designated Portfolio available to the Company by 7:00 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Designated Portfolio is calculated, and shall calculate such net asset value in accordance with the Fund’s Prospectus. Neither the Fund, any Designated Portfolio, the Underwriter, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company or any other Participating Insurance Company to the Fund or the Underwriter.

1.5. The Fund shall furnish notice (by wire or telephone followed by written confirmation) to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Designated Portfolio shares. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Portfolio shares in the form of additional shares of that Designated Portfolio. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall notify the Company promptly of the number of Designated Portfolio shares so issued as payment of such dividends and distributions.

1.6. Issuance and transfer of Fund shares shall be by book entry only. Share certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

1.7. (a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund’s shares may be sold to other insurance companies (subject to Section 1.8 hereof) and the cash value of the Contracts may be invested in other investment companies.

(b) The Company shall not, without prior notice to the Fund (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

(c) The Company shall not, without prior notice to the Fund (unless otherwise required by applicable law), induce Contract owners to change or modify the Fund or change the Fund’s distributor or investment adviser.

(d) The Company shall not, without prior notice to the Fund, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Fund in a manner other than as recommended by the Board of Trustees of the Fund.

1.8. The Company acknowledges that, pursuant to Form 24F-2, the Fund is not required to pay fees to the SEC for registration of its shares under the 1933 Act with respect to its shares issued to an Account that is a unit investment trust that offers interests that are registered under the 1933 Act and on which a registration fee has been or will be paid to the SEC (a “Registered Account”). The Company agrees to provide the Fund or its agent each year within 60 days of the end of the Fund’s fiscal year, or when reasonably requested by the Fund, information as to the number of shares purchased by a Registered Account and any other Account the interests of which are not registered under the 1933 Act. The Company acknowledges that the Fund intends to rely on the information so provided.

ARTICLE II. Representations and Warranties

2.1. The Fund represents and warrants that (i) the Fund is lawfully organized and validly existing under the laws of the State of Delaware, (ii) the Fund is and shall remain registered under the 1940 Act, (iii) the Fund does and will comply in all material respects with the 1940 Act, (iv) Designated Portfolio shares sold pursuant to this Agreement are registered under the 1933 Act (to the extent required by that Act) and are duly authorized for issuance, (v) the Fund shall amend the registration statement for the shares of the Designated Portfolios under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of such shares, and (vi) the Board has elected for each Designated Portfolio to be taxed as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Fund makes no representations or warranties as to whether any aspect of the Designated Portfolios’ operations, including, but not limited to, investment policies, fees and expenses, complies with the insurance laws and other applicable laws of the various states.

2.2. The Underwriter represents and warrants that shares of the Designated Portfolios (i) shall be offered and sold in compliance with applicable state and federal securities laws, (ii) are offered and sold only to Participating Insurance Companies and their separate accounts and to persons or plans that communicate to the Fund that they qualify to purchase shares of the Designated Portfolios under Section 817(h) of the Code and the regulations thereunder without impairing the ability of the Account to consider the portfolio investments of the Designated Portfolios as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h) (“Qualified Persons”), and (iii) are registered and qualified for sale in accordance with the laws of the various states to the extent required by applicable law.

2.3. Subject to Company’s representations and warranties in Sections 2.5 and 2.6, the Fund represents and warrants that it will invest the assets of each Designated Portfolio in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, the Fund represents and warrants that each Designated Portfolio has complied and will continue to comply with Section 817(h) of the Code and Treasury Regulation §1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulation. The Fund will make every reasonable effort (a) to notify the Company immediately upon having a reasonable basis for believing that a breach of this Section 2.3 has occurred, and (b) in the event of such a breach, to adequately diversify the Designated Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.

2.4. The Fund represents and warrants that each Designated Portfolio is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, that the Fund will make every reasonable effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that the Fund will notify the Company immediately upon having a reasonable basis for believing that a Designated Portfolio has ceased to so qualify or that it might not so qualify in the future.

2.5. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company also represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under Connecticut insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act. The Company further represents and warrants that (i) the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws, (ii) the sale of the Contracts shall comply in all material respects with state insurance suitability requirements; (iii) the information provided pursuant to Section 1.8 shall be accurate in all material respects; and (iv) it and the Account are Qualified Persons. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states only if and to the extent required by applicable law.

2.6. The Company represents and warrants that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity contracts, under applicable provisions of the Code, and that it will make every reasonable effort to maintain such treatment, and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each of its Accounts is a “segregated asset account” and that interests in the Accounts are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. Company will use every reasonable effort to continue to meet such definitional requirements, and it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

2.7. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with any applicable state and federal securities laws.

2.8. The Fund and the Underwriter represent and warrant that all of their trustees/directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.9. The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in a commercially reasonable amount. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to hold for the benefit of the Fund and to pay to the Fund any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts properly belong to the Fund pursuant to the terms of this Agreement. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.

2.10. The Company represents and warrants that it shall comply with any applicable privacy and notice provisions of 15 U.S.C. §§ 6801-6827 and any applicable regulations promulgated thereunder (including but not limited to 17 C.F.R. Part 248) as they may be amended.

2.11. The Company represents and warrants that it has in place an anti-money laundering program (“AML program”) that does now and will continue to comply with applicable laws and regulations, including the relevant provisions of the USA PATRIOT Act (Pub. L. No. 107-56 (2001)) and the regulations issued thereunder.

2.12. The Company represents and warrants that (a) all purchase and redemption orders with respect to shares of the Designated Portfolios submitted with respect to a Business Day in accordance with Article I will be received in good order by the Company prior to the time as of which the net asset value of the Designated Portfolios’ shares is calculated on that Business Day as disclosed in the Designated Portfolios’ prospectuses, as they may be amended from time to time, and will be processed by the Company in compliance with Rule 22c-1 under the 1940 Act and regulatory interpretations thereof; (b) the Company has, and will maintain, policies and procedures reasonably designed to monitor and prevent market timing or excessive trading activity by its customers, (c) the Company will use its reasonable best efforts to prevent market timing or excessive trading activity that appears to be in contravention of the Fund’s policies and procedures on market timing or excessive trading as disclosed in the Fund’s prospectuses, as they may be amended from time to time; (d) the Company will provide the Fund or its agent with assurances regarding the compliance of its handling of orders with respect to shares of the Designated Portfolios with the requirements of Rule 22c-1, regulatory interpretations thereof, and the Fund’s market timing and excessive trading policies upon reasonable request; and (e) the Company will use its best efforts to cooperate with the Fund or its agent to implement policies and procedures to prevent market timing and/or excessive trading in the Designated Portfolios and enforce the market timing and excessive policies disclosed in the Fund’s prospectuses, as they may be amended from time to time. In compliance with Rule 22c-2 under the 1940 Act, the Company hereby agrees to (i) provide, promptly upon request by the Fund, directly or through its agent, the taxpayer identification number of all Contract owners that purchased, redeemed, transferred, or exchanged shares held through an Account, and the amount and dates of such shareholder purchases, redemptions, transfers, and exchanges; and (ii) execute any instructions from the Fund, directly or through its agent, to restrict or prohibit further purchases or exchanges of shares of the Fund by a Contract owner who has been identified by the Fund, directly or through its agent, as having engaged in transactions in Designated Portfolio shares (directly or through an Account or an account with another financial intermediary) that violate the policies adopted by the Fund to prevent market timing or excessive trading activities or prevent other activities that may dilute the value of the outstanding shares of a Designated Portfolio. In addition, the Company understands that consistent with federal and state laws, the Fund may impose redemption fees on the redemption of Shares held for a short period of time as may be specified in the Fund’s prospectuses, and the Company agrees that, to the extent it may make such Fund available, it will ensure that any redemption by a Contract owner will comply with such requirements.

ARTICLE III. Prospectuses and Proxy Statements; Voting

3.1. The Underwriter shall provide the Company with as many copies of the Fund’s current prospectus as the Company may reasonably request. The Company shall bear the expense of printing copies of the current prospectus for the Contracts that will be distributed to existing Contract owners, and the Company shall bear the expense of printing copies of the Fund’s prospectus that are used in connection with offering the Contracts issued by the Company. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the new prospectus in electronic format at the Fund’s expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Fund’s prospectus printed together in one document (such printing to be at the Company’s expense).

3.2. The Underwriter (or the Fund), at its expense, shall provide a reasonable number of copies of the current SAI for the Fund free of charge to the Company for itself and for any owner of a Contract who requests such SAI.

3.3. The Fund shall provide the Company with information regarding the Fund’s expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information in the form provided. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe in detail the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Fund.

3.4. The Fund, at its expense, or at the expense of its designee, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.5. The Company shall:

(a) solicit voting instructions from Contract owners;

(b) vote the Fund shares in accordance with instructions received from Contract owners; and

(c) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such portfolio for which instructions have been received, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company will vote Fund shares held in any segregated asset account in the same proportion as Fund shares of such portfolio for which voting instructions have been received from Contract owners, to the extent permitted by law.

3.6. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Portfolio calculates voting privileges as required by the Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may adopt and provide in writing.

ARTICLE IV. Sales Material and Information

4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named. No such material shall be used until approved by the Fund or its designee, and the Fund will use its best efforts for it or its designee to review such sales literature or promotional material within ten Business Days after receipt of such material. The Fund or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named, and no such material shall be used if the Fund or its designee so object.

4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or the Adviser or the Underwriter in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

4.3. The Fund and the Underwriter, or their designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or its Account, is named. No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within ten Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

4.4. The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.

4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Fund and the Underwriter any material complaints received from the Contract owners pertaining to the Fund or the Designated Portfolio.

4.7. For purposes of this Article IV, the phrase “sales literature and other promotional materials” includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Fund.

ARTICLE V. Fees and Expenses

5.1. Except as otherwise provided herein, no party to this Agreement shall pay any fee or other compensation to any other party to this Agreement. Except as otherwise provided herein, all expenses incident to performance by a party under this Agreement shall be paid by such party.

5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund’s shares.

5.3. The Fund or the Underwriter as they shall determine shall bear the expenses of printing and distributing the Fund’s prospectus and reports to owners of Contracts issued by the Company, while the Company shall bear the expenses of printing and distributing the Fund’s prospectus to prospective Contract owners and applicants. The Fund shall bear the expenses of printing and distributing proxy materials related to proxy votes initiated by the Fund, and the Company shall bear the expenses of printing and distributing proxy materials related to proxy votes initiated by the Company.

ARTICLE VI. Potential Conflicts

6.1. The parties to this Agreement agree that the conditions or undertakings required by the Mixed and Shared Funding Exemptive Order that may be imposed on the Company, the Fund and/or the Underwriter by virtue of such order by the SEC: (i) shall apply only upon the sale of shares of the Designated Portfolios to variable life insurance separate accounts (and then only to the extent required under the 1940 Act); (ii) will be incorporated herein by reference; and (iii) such parties agree to comply with such conditions and undertakings to the extent applicable to each such party notwithstanding any provision of this Agreement to the contrary.

6.2. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the parties to this Agreement shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5 and 3.6 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VII. Indemnification

7.1. Indemnification By the Company

(a) The Company agrees to indemnify and hold harmless the Fund and the Underwriter and each of its trustees/directors and officers, and each person, if any, who controls the Fund or Underwriter within the meaning of Section 15 of the 1933 Act or who is under common control with the Underwriter (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company’s authorization or control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

(iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Section 2.6 of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement.

(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

7.2. Indemnification by the Underwriter

(a) The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Underwriter; or

(iv) arise as a result of any failure by the Fund or the Underwriter to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Fund, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Sections 2.3 and 2.4 of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

(b) The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

(c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

7.3. Indemnification By the Fund

(a) The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

(i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Section 2.3 and 2.4 of this Agreement); or

(ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof. The parties acknowledge that the Fund’s indemnification obligations under this Section 7.3 are subject to applicable law.

(b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or the Account, whichever is applicable.

(c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought Otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

ARTICLE IX. Applicable Law

8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of California.

8.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, any Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith. If, in the future, the Mixed and Shared Funding Exemptive Order should no longer be necessary under applicable law, then Article VI shall no longer apply.

ARTICLE X. Termination

9.1. This Agreement shall continue in full force and effect until the first to occur of:

(a) termination by any party, for any reason with respect to some or all Designated Portfolios, by three (3) months advance written notice delivered to the other parties; or

(b) termination by the Company by written notice to the Fund and the Underwriter based upon the Company’s determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

(c) termination by the Company by written notice to the Fund and the Underwriter in the event any of the Designated Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d) termination by the Fund or Underwriter in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund’s shares; provided, however, that the Fund or Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e) termination by the Company in the event that formal administrative proceedings are instituted against the Fund or Underwriter by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Underwriter to perform its obligations under this Agreement; or

(f) termination by the Company by written notice to the Fund and the Underwriter with respect to any Designated Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Section 2.4 hereof, or if the Company reasonably believes that such Portfolio may fail to so qualify or comply; or

(g) termination by the Fund or Underwriter by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Section 2.6 hereof; or

(h) termination by either the Fund or the Underwriter by written notice to the Company, if either one or both of the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(i) termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, Adviser, or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(j) termination by the Fund or the Underwriter by written notice to the Company, if the Company gives the Fund and the Underwriter the written notice specified in Section 1.7(a)(ii) hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this Section 9.1(j) shall be effective forty-five days after the notice specified in Section 1.7(a)(ii) was given; or

(k) termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Fund and Underwriter of the date of substitution; or

(l) termination by the Company if it elects to move from a direct advisory relationship to a subadvised arrangement with the Adviser, provided that the Company has given at least 45 days prior written notice to the Fund and that the Adviser will utilize its best efforts to effect this change; or

(m) termination by the Fund if the Board has decided to (i) refuse to sell shares of any Designated Portfolio to the Company and/or any of its Accounts; (ii) suspend or terminate the offering of shares of any Designated Portfolio; or (iii) dissolve, reorganize, liquidate, merge or sell all assets of the Fund or any Designated Portfolio, subject to the provisions of Section 1.1; or

(n) termination by any party in the event that the Fund’s Board of Trustees determines that a material irreconcilable conflict exists as provided in Article VI.

9.2. (a) Notwithstanding any termination of this Agreement, and except as provided in Section 9.2(b), the Fund and the Underwriter shall, at the option of the Company, continue, until the one year anniversary from the date of termination, and from year to year thereafter if deemed appropriate by the Fund and the Underwriter, to make available additional shares of the Designated Portfolios pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, based on instructions from the owners of the Existing Contracts, the Accounts shall be permitted to reallocate investments in the Designated Portfolios of the Fund and redeem investments in the Designated Portfolios, and shall be permitted to invest in the Designated Portfolios in the event that owners of the Existing Contracts make additional premium payments under the Existing Contracts.

The Company agrees, promptly after any termination of this Agreement, to take all steps necessary to redeem the investment of the Accounts in the Designated Portfolios within one year from the date of termination of the Agreement as provided in Article IX. Such steps shall include, but not be limited to, obtaining an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Portfolios. The Fund may, in its discretion, permit the Accounts to continue to invest in the Designated Portfolios beyond such one year anniversary for an additional year beginning on the first annual anniversary of the date of termination, and from year to year thereafter; provided that the Fund agrees in writing to permit the Accounts to continue to invest in the Designated Portfolios at the beginning of any such year.

(b) In the event (i)the Agreement is terminated pursuant to Sections 10.1(g) or 10.1(m), at the option of the Fund or the Underwriter; or (ii) the one year anniversary of the termination of the Agreement is reached or, after waiver as provided in Section 9.2(a), such subsequent anniversary is reached (each of (i) and (ii) referred to as a “triggering event” and the date of termination as provided in (i) or the date of such anniversary as provided in (ii) referred to as the “request date”), the parties agree that such triggering event shall be considered as a request for immediate redemption of shares of the Designated Portfolios held by the Accounts, received by the Fund and its agents as of the request date, and the Fund agrees to process such redemption request in accordance with the 1940 Act and the regulations thereunder and the Fund’s registration statement.

(c) The parties agree that this Section 9.2 shall not apply to any terminations under Article VI and the effect of such Article VI terminations shall be governed by Article VI of this Agreement. The parties further agree that, to the extent that all or a portion of the assets of the Accounts continue to be invested in the Fund or any Designated Portfolio of the Fund, Articles I, II, VI, VII and VIII will remain in effect after termination.

9.3. Notwithstanding any termination of this Agreement, each party’s obligation under Article VII to indemnify the other parties shall survive.

ARTICLE X. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:	PIMCO Variable Insurance Trust
840 Newport Center Drive
Newport Beach, CA 92660

If to the Company:	PHL Variable Insurance Company
Phoenix Life and Annuity Company
One American Row
Hartford, CT 06103-2899
Attention: John Beers, Vice President and Secretary

Company Copy to:	Jeanie G. Gagnon, Second Vice President
Phoenix Life Insurance Company
One American Row
Hartford, CT 06103-2899

If to Underwriter:	Allianz Global Investors Distributors LLC
2187 Atlantic Street
Stamford, CT 06902

ARTICLE XI. Miscellaneous

11.1. All persons dealing with the Fund must look solely to the property of the Fund, and in the case of a series company, the respective Designated Portfolios listed on Schedule A hereto as though each such Designated Portfolio had separately contracted with the Company and the Underwriter for the enforcement of any claims against the Fund. The parties agree that neither the Board, officers, agents or shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

11.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain.

11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

11.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Connecticut Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity operations of the Company are being conducted in a manner consistent with the Connecticut variable annuity laws and regulations and any other applicable law or regulations.

11.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

11.9. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

(a) at the request of the Fund or the Underwriter, the Company’s annual statement (prepared under statutory accounting principles), annual report (prepared under generally accepted accounting principles) filed with any state or federal regulatory body or otherwise made available to the public; and financial reports of the Company filed with the SEC or any state insurance regulatory, each as soon as practicable after such request is made; and

(b) any registration statement (without exhibits).

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

PHL VARIABLE INSURANCE COMPANY PHOENIX LIFE AND ANNUITY COMPANY

By its authorized officer

	By:	/s/ Gina Collopy O’Connell
	Name:	Gina Collopy O’Connell
	Title:	Senior Vice President
	Date:	April 11, 2006

PIMCO VARIABLE INSURANCE TRUST

By its authorized officer

	By:	/s/ Henrik Larsen
	Name:	Henrik Larsen
	Title:	Vice President
	Date:	April 12, 2006

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

By its authorized officer

	By:	/s/ E. Blake Moore, Jr.
	Name:	E. Blake Moore, Jr.
	Title:	Managing Director and CEO
	Date:	4/12/06

Schedule A

PIMCO Variable Insurance Trust Portfolios:

CommodityRealReturn Strategy Portfolio - Advisor Class Shares

Real Return Portfolio - Advisor Class Shares

Total Return Portfolio - Advisor Class Shares

Segregated Asset Accounts:

PHL VARIABLE INSURANCE COMPANY

PHOENIX LIFE AND ANNUITY COMPANY

PHL Variable Accumulation Account, established December 7, 1994.

PHLVIC Variable Universal Life Account, established September 10, 1998.

Phoenix Life and Annuity Variable Universal Life Account, established July 1, 1996.

Amendment No. 1 To Participation Agreement

Among

PHL Variable Insurance Company,

Phoenix Life and Annuity Company,

PIMCO Variable Insurance Trust,

And

Allianz Global Investors Distributors LLC

THE PARTICIPATION AGREEMENT, dated as of the 1st day of May, 2006 (the “Agreement”), by and among PHL Variable Insurance Company, Phoenix Life and Annuity Company (collectively the “Company”), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A (each an “Account”), PIMCO Variable Insurance Trust (the “Fund”) and Allianz Global Investors Distributors LLC (the “Underwriter”), is hereby amended as follows:

1.	Schedule A thereto is hereby modified in its entirety to read as set forth in Schedule A attached hereto.

2.	All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative effective as of February 1,2008.

PHL Variable Insurance Company		PIMCO Variable Insurance Trust

By:	/s/ Gina Collopy O’Connell	By:	/s/ John Hardaway
Name:	Gina Collopy O’Connell	Name:	John Hardaway
Title: Senior Vice President		Title:	Treasurer

Phoenix Life and Annuity Company		Allianz Global Investors Distributors LLC

By:	/s/ Gina Collopy O’Connell	By:	/s/ Brian Jacobs
Name:	Gina Collopy O’Connell	Name:	Brian Jacobs
Title:	Senior Vice President	Title:	Managing Director

1

Schedule A

The term “Designated Portfolio” of the Fund will include any currently offered class of any Portfolio of the Fund (as listed below) as well as any Portfolio of the Fund or any share class of any Portfolio (now existing or hereafter created) created subsequent to the date hereof.

Designated Portfolios/Classes:

Administrative Class Shares

All Asset Portfolio

All Asset All Authority Portfolio

CommodityRealRetum Strategy Portfolio

Diversified Income Portfolio

Emerging Markets Bond Portfolio

Foreign Bond Portfolio (Unhedged)

Foreign Bond Portfolio (U.S. Dollar-Hedged)

Global Bond Portfolio (Unhedged)

High Yield Portfolio

Long-Term U.S. Government Portfolio

Low Duration Portfolio

Money Market Portfolio

RealEstateRealReturn Strategy Portfolio

Real Return Portfolio

Short-Term Portfolio

SmallCap StocksPLUS® TR Portfolio

StocksPLUS® Growth and Income Portfolio

StocksPLUS® Total Return Portfolio

Total Return Portfolio

Institutional Class Shares

All Asset Portfolio

CommodityRealRetum Strategy Portfolio

Emerging Markets Bond Portfolio

Foreign Bond Portfolio (U.S. Dollar-Hedged)

Global Bond Portfolio (Unhedged)

High Yield Portfolio

Long-Term U.S. Government Portfolio

Low Duration Portfolio

Money Market Portfolio

Real Return Portfolio

Short-Term Portfolio

StocksPLUS® Growth and Income Portfolio

StocksPLUS® Total Return Portfolio

Total Return Portfolio

2

Advisor Class Shares

All Asset Portfolio

All Asset All Authority Portfolio

CommodityRealReturn Strategy Portfolio

Emerging Markets Bond Portfolio

Foreign Bond Portfolio (Unhedged)

Global Bond Portfolio (Unhedged)

High Yield Portfolio

Low Duration Portfolio

RealEstateRealReturn Strategy Portfolio

Real Return Portfolio

SmallCap StocksPLUS® TR Portfolio

StocksPLUS® Total Return Portfolio

Total Return Portfolio

M Class Shares

All Asset Portfolio

Segregated Asset Accounts:

Name of Separate Account	Established
PHL Variable Accumulation Account	12/7/1994
PHLVIC Variable Universal Life Account	9/10/1998
PHL Variable Accumulation Account II	10/25/2007

3

Project Document ID: (3)

NOVATION OF AND AMENDMENT TO PARTICIPATION AGREEMENT

THIS NOVATION OF AND AMENDMENT TO PARTICIPATION AGREEMENT made this 24th day of August, 2011, and effective as of the Effective Date (as defined below), by and among Allianz Global Investors Distributors LLC (“AGID”), PIMCO Investments LLC (“PI”), PIMCO Variable Insurance Trust (the “Fund”). PHL Variable Insurance Company; and Phoenix Life and Annuity Company (the “Company”).

WHEREAS, AGID has served as the principal underwriter for the Fund and its several series of shares (each a “Portfolio”) pursuant a Distribution Contract with the Fund;

WHEREAS, AGID, the Fund and the Company have entered into a Participation Agreement, as amended) through the date hereof (the “Participation Agreement”), pursuant to which AGID has made available for purchase by the Company, on behalf of segregated asset accounts of the Company, shares of the Portfolios and performs various other functions;

WHEREAS, as of the date of this Novation of and Amendment to Participation Agreement first written above, PI either will in the future replace or has already replaced AGID as the principal underwriter for the Fund by entering into a distribution agreement with the Fund that will take effect (or previously took effect) immediately following the termination of the existing Distribution Contract between AGID and the Fund (the “Effective Date of Change of Fund Distributor” as used herein shall mean the date as of which such distribution agreement between PI and the Fund takes or took effect, and “Effective Date” as used herein shall mean the date that is the later of (i) the date of this Novation of and Amendment to Participation Agreement first written above and (ii) the Effective Date of Change of Fund Distributor);

WHEREAS, the Company, the Fund, AGID and PI desire that PI be substituted for AGID as a party for all purposes under the Participation Agreement effective as of the Effective Date pursuant to a novation by AGID to PI as specified herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, the Fund, AGID and PI hereby agree as follows:

I. Novation. Subject to the terms and conditions contained herein, (i) AGID hereby irrevocably novates and transfers to PI all of AGID’s rights, title and interests and duties, liabilities and obligations under the Participation Agreement so as to substitute PI for AGID as a party to the Participation Agreement for all purposes as of the Effective Date (the “Novation”), (ii) PI hereby irrevocable accepts such rights, title and interests and assumes such duties, liabilities and obligations from AGID under the Participation Agreement as of the Effective Date and releases AGID from all such duties, liabilities and obligations thereunder which would otherwise be required or occur on and after the Effective Date, (iii) the Company and the Fund hereby consent to such Novation for all purposes, and (iv) the Company and the Fund hereby irrevocably release AGID from all of its duties, liabilities and obligations under the Participation Agreement which would otherwise be required or occur on and after the Effective Date. Pursuant to the Novation, on and after the Effective Date, PI agrees to duly perform and discharge all liabilities and obligations arising out of or related to the Participation Agreement from time to time to be performed or discharged by it by virtue of this instrument in all respects as if PI was (and had at all times been) named therein as a party instead of AGID.

II. Representations and Warranties. PI hereby makes and agrees to all of the representations, warranties, covenants and undertakings made or agreed to by AGID under the Participation Agreement (assuming PI is the party thereto in place of AGID) as of the Effective Date and represents and warrants that the same will continue in full force and effect on and after the Effective Date until further notice by PI to the Company and the Fund.

III. Effective Date and Term. The Novation shall become effective as of the Effective Date and shall extend until the Participation Agreement is thereafter terminated in accordance with its terms.

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Project Document ID: (3)

IV. Amendments. (i) The parties agree that all references in the Agreement to “Allianz Global Investors Distributors LLC” or the name of its predecessors shall be changed to “PIMCO Investments LLC” as of the Effective Date. Any notice to be provided to PI under the Participation Agreement shall be provided to the address as shown below, and the applicable notice provisions of the Participation Agreement are hereby revised accordingly:

PIMCO Investments LLC

1345 Avenue of the Americas

New York, New York 10105

Attention: Chief Legal Officer

Telephone: (212) 739-3000

Facsimile: (212) 739-3926

E-mail: IntermediaryAgtReviewTeam@pimco.com

Any notice to be provided to the Company under the Participation Agreement or any other agreement entered into between the Company and AGID or its affiliates shall be provided to the address identified on the signature page to this Agreement, and the applicable notice provisions of these agreements are hereby revised accordingly.

(ii) Without limiting the scope of any privacy-related or similar agreement or term in the Participation Agreement, each of the Company, the Fund, AGID and PI hereby agrees to comply with all applicable laws and regulations related to the collection, storage, handling, processing and transfer of non-public personal information (“Applicable Laws”), including without limitation the Massachusetts Standards for the Protection of Personal Information, 201 CMR 17.00, et. seq., and to implement and maintain appropriate security measures to protect the confidentiality, security and integrity of non-public personal information in the manner provided for under and to the extent required by all such Applicable Laws, and the Participation Agreement is hereby amended to include this provision (as applicable to PI on and after the Effective Date).

V. Counterparts. This Novation of and Amendment to Participation Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.

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Project Document ID: (3)

IN WITNESS WHEREOF, the undersigned has caused this Novation of and Amendment to Participation Agreement to be executed as of the date first above written.

PIMCO VARIABLE INSURANCE TRUST
/s/ Eric Johnson
By:	Eric Johnson
Title:	SVP
ALLIANZ GLOBAL INVESTORS
DISTRIBUTORS LLC
/s/ Robert Rokose
By:	Robert Rokose
Title:	Managing Director
PIMCO INVESTMENTS LLC
/s/ Gregory A. Bishop
By:	Gregory A. Bishop
Title:	Head of Business Management

PHL Variable Insurance Company
Phoenix Life and Annuity Company

/s/ Thomas M. Buckingham
By: Thomas M. Buckingham
Title: Senior Vice President

Address and Related Information for Notices to Company:
[To be completed by Company]

Address:	One American Row Hartford, CT 06102
Attention:	Jeanie Gagnon
Telephone: Facsimile:	860-403-6051 860-403-7225
E-mail:	Jeanie.gagnon@phoenixwm.com

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Project Document ID: (4)

TERMINATION, NEW AGREEMENTS AND AMENDMENTS

RELATING TO INTERMEDIARY AGREEMENTS FOR PIMCO VARIABLE INSURANCE TRUST

THIS TERMINATION, AGREEMENT AND AMENDMENT made this 25th day of August, 2011, and effective as of the Effective Date (as defined below), by and among Allianz Global Investors Distributors LLC (“AGID”), PIMCO Investments LLC (“PI”), PHL Variable Insurance Company; and Phoenix Life and Annuity Company (the “Intermediary”).

WHEREAS, AGID has served as the principal underwriter for PIMCO Variable Insurance Trust (the “Fund”) and its several series of shares (each a “Portfolio”) pursuant a Distribution Contract with the Fund;

WHEREAS, AGID, the Fund, and the Intermediary have entered into a Participation Agreement, as amended) through the date hereof (the “Participation Agreement”), pursuant to which AGID has made available for purchase by the Intermediary, on behalf of segregated asset accounts of the Intermediary, shares of the Portfolios and performed various other functions;

WHEREAS, AGID and the Intermediary have separately entered into one or more Selling Agreements or similar agreements (each an “AGID Intermediary Agreement”) relating to the Participation Agreement, pursuant to which the Intermediary has provided distribution, shareholder servicing, processing of transactions, administrative, recordkeeping and/or other services for some or all of the Portfolios and one or more of their classes of shares (each a “Class”);

WHEREAS, as of the date of this Termination, Agreement and Amendment first written above, PI either will in the future replace or has already replaced AGID as the principal underwriter for the Fund by entering into a distribution agreement with the Fund that will take effect (or previously took effect) immediately following the termination of the existing Distribution Contract between AGID and the Fund (the “Effective Date of Change of Fund Distributor” as used herein shall mean the date as of which such distribution agreement between PI and the Fund takes or took effect, and “Effective Date” as used herein shall mean the date that is the later of (i) the date of this Termination, Agreement and Amendment first written above and (ii) the Effective Date of Change of Fund Distributor);

WHEREAS, AGID, PI and the Intermediary wish to enter into this Termination, Agreement and Amendment for the purposes of (i) terminating each AGID Intermediary Agreement and simultaneously establishing and entering into new agreements (each a “PI Intermediary Agreement”) between PI and Intermediary, each upon the same terms and conditions (except as provided herein) specified in the corresponding AGID Intermediary Agreement, except that PI will be party to each such Agreement in place of AGID, and (ii) making certain amendments to the PI Intermediary Agreements to include additional provisions not included in the current AGID Intermediary Agreements.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, AGID, PI and the Intermediary hereby agree as follows:

I.	Termination of AGID Intermediary Agreements

A.

Each AGID Intermediary Agreement is hereby terminated with effect as of the Effective Date. By their signatures below, AGID and Intermediary hereby waive their respective rights to any advance notice, delivery or other requirements for termination that are called for under each AGID Intermediary Agreement (to the extent not accomplished by the execution and delivery of this instrument).

B.

Notwithstanding the termination described in Section I.A., AGID and Intermediary shall continue to be responsible under each AGID Intermediary Agreement for making or causing to be made any payments or reimbursements of fees, charges and expenses (including, without limitation, distribution and/or servicing fees and sub-transfer agency and other sub-administration fees) to the other party or to a third-party with respect to the Portfolios and Class(es) of shares covered by such AGID Intermediary Agreement where such fees, charges or expenses accrued and are payable with respect to periods ending prior to the Effective Date, provided, however, that if the Effective Date is after the Effective Date of Change of Fund Distributor, Intermediary agrees that any such payments owed by AGID may be made

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Project Document ID: (4)

instead by PI in satisfaction of AGID’s obligations under an AGID Intermediary Agreement. It is understood and agreed that any liability, indemnification or related obligations of AGID or Intermediary for breach of contract or otherwise arising under an AGID Intermediary Agreement with respect to alleged actions or omissions that occurred prior to the Effective Date shall survive the termination of the AGID Intermediary Agreement and continue to be the responsibility of AGID or the Intermediary, as applicable. It is further understood and agreed that any liability, indemnification or related obligations of PI or Intermediary for breach of contract or otherwise arising under a PI Intermediary Agreement with respect to alleged actions or omissions that occur on or after the Effective Date shall be the sole responsibility of PI or the Intermediary, as applicable, and not AGID.

II.	Entry into PI Intermediary Agreements

A.

With respect to each AGID Intermediary Agreement (for these purposes, each a “Corresponding AGID Agreement”), each of PI and Intermediary by their signatures below hereby enter into a separate PI Intermediary Agreement, the terms and conditions of which shall be the terms and conditions of the Corresponding AGID Agreement to the extent specified in and subject to the remainder of this Section II and as otherwise provided herein. For these purposes, with respect to each PI Intermediary Agreement established hereunder, its Corresponding AGID Agreement is hereby incorporated by reference into and made a part of this Termination, Agreement and Amendment. Each such PI Intermediary Agreement shall be effective as of the Effective Date.

B.	With respect to each such PI Intermediary Agreement:

1.

Except as specifically provided herein or the context clearly indicates otherwise, each of PI and Intermediary hereby agrees to, and agrees to be bound by, all terms and conditions specified in the Corresponding AGID Agreement assuming PI is substituted for AGID as a party thereto, as such terms and conditions are used and applied in the PI Intermediary Agreement, such that PI shall under the PI Intermediary Agreement, on and after the Effective Date, be and have and/or be entitled to the responsibilities, duties, obligations, rights and benefits of the “Distributor,” “Underwriter,” “we,” “us” or other defined term used to define and refer to AGID under the Corresponding AGID Agreement; and Intermediary shall under the PI Intermediary Agreement, on and after the Effective Date, have and/or be entitled to the responsibilities, duties, obligations, rights and benefits it has under the Corresponding AGID Agreement but with PI as the counterparty (in place of AGID) under the PI Intermediary Agreement.

2.	Without limiting the generality of the foregoing, under the PI Intermediary Agreement, each of PI and Intermediary hereby:

a.

makes and agrees to all of the representations, warranties, covenants and undertakings made or agreed to by AGID or Intermediary, as applicable, under the Corresponding AGID Agreement (assuming PI is a party thereto in place of AGID) and represents and warrants that the same are or will be true and binding as of the Effective Date and will continue in full force and effect thereafter until further notice from one party to the other, as applicable;

b.

agrees to be responsible for and make or cause to be made, on and after the Effective Date, all payments and reimbursements of fees, charges and expenses (including, without limitation, distribution and/or servicing fees and sub-transfer agency and other sub-administration fees) with respect to the Portfolios and Class(es) of shares covered by the PI Intermediary Agreement to the other party or to a third-party where such fees, charges or expenses accrue and become payable on and after the Effective Date; and

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Project Document ID: (4)

c.

agrees to observe and be bound in all respects by the standard of care, liability, breach, indemnification, governing law, and related provisions applicable to AGID or Intermediary, as applicable, under the Corresponding AGID Agreement (assuming PI is a party thereto in place of AGID) but not, by way of clarification, with respect to alleged actions or omissions of AGID or Intermediary that occurred under the Corresponding AGID Agreement (which shall continue to be governed by the Corresponding AGID Agreement and apply to AGID or the Intermediary, as applicable).

C.

Any notice to be provided to PI under the PI Intermediary Agreement shall be provided to the address as shown below, and the applicable notice provisions of the Corresponding AGID Agreement as incorporated into the PI Intermediary Agreement are hereby revised accordingly:

PIMCO Investments LLC

1345 Avenue of the Americas

New York, New York 10105

Attention: Chief Legal Officer

Telephone: (212) 739-3000

Facsimile: (212) 739-3926

E-mail: IntermediaryAgtReviewTeam@pimco.com

D.

PI and Intermediary understand and agree that each PI Intermediary Agreement established hereby, although so established pursuant to this single instrument, shall be treated for all purposes as a separate agreement from all other PI Intermediary Agreements, and the rights and responsibilities of each party under a PI Intermediary Agreement shall be several and not combined with or dependent or conditioned upon the rights and responsibilities of the parties under any other PI Intermediary Agreement.

III.	Other

A.

This Termination, Agreement and Amendment may not be assigned or amended by any party without the consent of the other parties. For the avoidance of doubt, the particular assignment, amendment, termination and related terms and conditions of each AGID Intermediary Agreement, and each new PI Intermediary Agreement established pursuant to this Termination, Agreement and Amendment, shall govern any future assignment, amendment or termination of each such Agreement.

B.

Any notice to be provided to Intermediary under the PI Intermediary Agreement, the AGID Intermediary Agreement or any other agreement entered into between Intermediary and AGID or its affiliates shall be provided to the address identified on the signature page to this Agreement, and the applicable notice provisions of these agreements are hereby revised accordingly.

C.

If and to the extent that this Termination, Agreement and Amendment is deemed to constitute an assignment, novation or termination of an AGID Intermediary Agreement, the parties by their signatures below hereby consent, as applicable, to any such assignment, novation or termination, waive their respective rights to any advance notice or other requirements for the same that are called for under the AGID Intermediary Agreement (to the extent not accomplished by the execution and delivery of this Amendment and Agreement), and agree that each PI Intermediary Agreement, upon its effectiveness as specified herein, is a newly effective and binding agreement among the parties thereto.

D.

Without limiting the scope of any privacy-related or similar agreement or term in an existing AGID Intermediary Agreement, each party to each PI Intermediary Agreement established hereby agrees to comply with all applicable laws and regulations related to the collection, storage, handling, processing and transfer of non-public personal information (“Applicable Laws”), including without limitation the Massachusetts Standards for the Protection of Personal Information, 201 CMR 17.00, et. seq., and to implement and maintain appropriate security measures to protect the confidentiality, security and integrity of non-public personal information in the manner provided for under and to the extent required by all such Applicable Laws (as applicable to PI on and after the Effective Date).

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Project Document ID: (4)

IV.	Counterparts

This Termination, Agreement and Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the undersigned has caused this Termination, Agreement and Amendment to be executed as of August 25, 2011.

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC
/s/ Robert Rokose By: Robert Rokose
Title: Managing Director
PIMCO INVESTMENTS LLC
/s/ Gregory A. Bishop By: Gregory A. Bishop
Title: Head of Business Management

PHL Variable Insurance Company Phoenix Life and Annuity Company

/s/ Thomas M. Buckingham
By: Thomas M. Buckingham
Title: Senior Vice President

Address and Related Information for Notices to Intermediary:

[To be completed by Intermediary]

Address:	One American Row
Hartford, CT 01602-5056
Attention:	Jeanie Gagnon, Second Vice President
Telephone:	860-403-6051
Facsimile:	860-403-7225
E-mail:	jeanie.gagnon@phoenixwm.com

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